EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 15, 2004 accompanying the consolidated financial statements included in the Annual Report of Peerless Mfg. Co. on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Peerless Mfg. Co. on Form S-8 (File No. 333-17229, effective November 12, 1999 and File No. 333-76754, effective January 15, 2003).

/s/ GRANT THORNTON LLP
Grant Thornton LLP

Dallas, Texas
September 15, 2004